Exhibit 2(a)


                          CERTIFICATE OF INCORPORATION

                                       OF

                          MEDICAL RECORDS BY NET, INC.


                           -------------------------


     FIRST. The name of this corporation shall be:

                          MEDICAL RECORDS BY NET, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


     FOURTH. The total number of shares corporation is authorized to issue is:

Seventy Five Million (75,000,000) Shares Value Of $.O01 Per Share. of stock which this of Common Stock with A Par


     FIFTH. The name and address of the incorporator is as follows

                           Denise Krackow
                           Corporation Service Company
                           1013 Centre Road
                           Wilmington, DE 19805


     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law~ (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this nineteenth day of May, A.D., 2000.



                                                              /s/ Denise Krackor
                                                              ------------------
                                                              Denise Krackor
                                                              Incorporator

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                             ANY PART OF THE CAPITAL

                                       OF

                          MEDICAL RECORDS BY NET, INC.



     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is

                          MEDICAL RECORDS BY NET, INC.

      2. The corporation has not received any payment for any of its stock.

     3. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

     "FIRST. The name of this corporation shall be:

                             Lifelink Online, Inc."

     4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.


Signed on October 17, 2000.




                                             /s/ Denise Krackow
                                             -----------------------------------
                                             Denise Krackow, Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              Lifelink Online, Inc.


     (Under Section 242 of the Delaware General Corporation Law)


     It is hereby certified that:


     FIRST:  The  name  of  the  corporation  is  Lifelink  Online,   Inc.  (the
"Corporation").

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

     "FIRST. The name of this Corporation shall be:

                             MedStrong Corporation."

     THIRD: The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.



Dated as of January 17, 2001.



                                                       /s/ Joel San Antonio
                                                       -------------------------
                                                       Joel San Antonio, CEO

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              MedStrong Corporation


           (Under Section 242 of the Delaware General Corporation Law)



                  It is hereby certified that:


     FIRST:   The  name  of  the  corporation  is  MedStrong   Corporation  (the
"Corporation").

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

     "FIRST. The name of this Corporation shall be:

                      MedStrong International Corporation."

     THIRD: The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.



Dated as of March 9, 2001.



                                                          /s/ Joel San Antonio
                                                          ----------------------
                                                          Joel San Antonio, CEO